SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

ITEM 8.01	OTHER EVENTS.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

SIGNATURES

EXHIBIT INDEX

EXHIBIT 3.1	CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF DESIGNATION, POWERS, PREFERENCES AND RIGHTS OF THE SERIES A CUMULATIVE MANDATORY CONVERTIBLE PREFERRED SHARES

Item 3.03 Material Modification to Rights of Security Holders.

Amendment to the Certificate of Designation for the Series A Preferred Stock

As previously reported by the Company in its Definitive Proxy Statement for the Company’s 2005 Annual Meeting of Stockholders on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on September 15, 2005, the Company proposed to amend and restate the Certificate of Designation, Powers, Preferences and Rights (the “Certificate of Designation”) for the Series A Cumulative Mandatory Convertible Preferred Stock (the “Series A Preferred Stock”). This proposal was voted on and approved at the 2005 Annual Meeting of Stockholders held on October 26, 2005 (the “Annual Meeting”). The amendment to the Certificate of Designation is effective once the Certificate of Amendment to the Certificate of Designation is filed with the Delaware Division of Corporations.

On June 17, 2004, the Company issued four million shares of Series A Preferred Stock in a private, unregistered offering to “qualified institutional buyers” in accordance with Rule 144A under the Securities Act of 1933. The Certificate of Designation previously provided that a holder of Series A Preferred Stock had the right to convert its shares into shares of common stock on or before May 31, 2007. Under the terms of the original Certificate of Designation, a holder of Series A Preferred Stock essentially forfeited its right to convert its shares of Series A Preferred Stock into common stock if it did not exercise that right on or before May 31, 2007, although the Company had the right, under certain conditions, to cause the conversion of shares of the Series A Preferred Stock on or after May 31, 2007.

At the Annual Meeting, the shareholders approved the amendment and restatement of the Certificate of Designation to:

•	Permit the conversion of shares of Series A Preferred Stock by holders at any time rather than limiting the exercise of the right to a time on or before May 31, 2007, and

•	Clarify that holders of Series A Preferred Stock will be entitled to receive the “Discounted Dividend Payment” (as defined in the Certificate of Designation) only upon a conversion of shares of Series A Preferred Stock occurring on or before June 1, 2007.

In all other respects, the existing terms of the Series A Preferred Stock, including the Company’s right to require mandatory conversion of shares of Series A Preferred Stock on or after May 31, 2007, remain unchanged. Other than expanding the period during which holders of Series A Preferred Stock may exercise their conversion rights, the amendments have no effect on the holders of common stock or on the relative rights of any holders of the Company’s securities.

The full text of the Certificate of Amendment to the Certificate of Designation is attached hereto as Exhibit 3.1, and is incorporated herein by reference in response to this Item 3.03.

Item 8.01 Other Events.

Results of Annual Meeting of Shareholders

(a)	At 9:00 A.M. on October 26, 2005, QuadraMed held its Annual Meeting of Stockholders at its headquarters, located at 12110 Sunset Hills Road, Suite 600, Reston, VA 20190.

(b)	The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 40,519,379 shares of common stock. The stockholders of the Company voted on three matters at the Annual Meeting, all of which were approved as follows:

(1)	Election of directors;

NOMINEE	FOR	WITHHELD
Lawrence P. English	36,192,795	320,930
Joseph L. Feshbach	36,241,646	272,079
Keith B. Hagen	36,347,758	165,967
Robert W. Miller	36,294,351	219,374
James E. Peebles	36,352,695	161,030
Robert L. Pevenstein	36,347,848	165,877

(2)	A proposal to ratify two related amendments to the Certificate of Designation for the Series A Preferred Stock;

FOR	AGAINST	ABSTAIN	BROKER NON- VOTE
22,816,750	1,853,505	83,044	11,760,426

(3)	A proposal to approve BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTE
36,323,068	100,400	90,257	0

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 3.1	Certificate of Amendment to the Certificate of Designation, Powers, Preferences and Rights of the Series A Cumulative Mandatory Convertible Preferred Shares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 31, 2005

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 3.1	Certificate of Amendment to the Certificate of Designation, Powers, Preferences and Rights of the Series A Cumulative Mandatory Convertible Preferred Shares